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                                 EXHIBIT 10.38
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                                   AGREEMENT

            Agreement made as of the 29th day of December, 1995 by and between International Baler Corporation, a Delaware corporation with its principal place of business at 5400 Rio Grande Avenue, Jacksonville, Florida 32205 (hereinafter the "Corporation"), Waste Technology Corp., a Delaware corporation with its principal place of business at 5400 Rio Grande Avenue, Jacksonville, Florida 32205 (hereinafter "Waste Tech") and Ted C. Flood who resides at 7972 Los Robles Court, Jacksonville, Florida 32256 (hereinafter the "Assignee").

                             W I T N E S S E T H:

            WHEREAS, the Corporation is the owner of a life insurance policy issued on Assignee's life by Columbian Mutual Life Insurance Company, Policy no. A010108387 (the "Policy"); and

            WHEREAS, the parties desire to transfer ownership of the Policy from the Corporation to Assignee;

            NOW THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereto hereby agree as follows:

            1. Ownership of the Policy. The Corporation hereby agrees that it will assign and transfer the Policy and any supplementary


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contracts issued in connection therewith along with all claims, options, privileges, rights, title and interests therein and thereunder subject to all terms and conditions of the Policy to the Assignee. The Corporation shall take all steps necessary required by Columbian Mutual Life Insurance Company to assign ownership of the Policy to the Assignee. The Assignee by the acceptance of this assignment agrees to and accepts the assignment and all the terms and conditions and provisions herein set forth.

            2. Consideration. In consideration of the assignment of the Policy, Assignee will pay to the Corporation the sum of $145,727.00 which amount is equal to the cash surrender value of the Policy as of the date of this Agreement. This sum shall be payable out of the proceeds Assignee or his Estate receives upon the surrender of the Policy or from the living proceeds or death benefit proceeds from the Policy, whichever occurs first. Interest will accrue on this obligation at the rate of six (6%) percent per annum from the date of this Agreement until the date of payment. No payment of principal or interest shall be required to be made until such time that Assignee or his Estate shall receive the proceeds from the Policy. Assignee's obligation hereunder will be evidenced by a promissory note (the Note") executed by Assignee to the order of the Corporation. A copy of the Note is annexed hereto as Exhibit "A".


            3. Future Premiums on the Policy. All premiums that are


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due and payable on the Policy after ownership of the Policy has been transferred to the Assignee shall be paid by Waste Tech advancing such funds necessary to pay the premium to the Assignee. At such time that each such premium is paid by Waste Tech, the Assignee shall execute and deliver to the Corporation a promissory note (the "Premium Note") in the form annexed hereto as Exhibit B for the amount of such funds advanced by Waste Tech to pay the premium on the Policy. The Premium Note shall accrue interest at the rate of six (6%) percent per annum from the date of the Premium Note until the date of payment. No payment of principal or interest of a Premium Note shall be required to be made until such time that Assignee or his Estate shall receive the proceeds from the Policy either upon the surrender of the Policy or from the living proceeds or death benefit proceeds, whichever occurs first.

            4. Security. In order to induce the Corporation to assign the Policy to the Assignee and to secure the payments provided to the Corporation and Waste Tech in paragraphs 2 and 3 hereunder, the Assignee hereby grants the Corporation and Waste Tech each a security interest in the proceeds to be received by Assignee or his Estate from the Policy with the Corporation's interest to have priority. Upon payment in full of the Note and all Premium Notes, the security interest granted hereunder shall be vacated and of no further force and effect.

            5. Assignee's Representations and Warranties. Assignee


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represents and warrants that:

            (a) he has the authority to enter into this Agreement;

            (b) the consummation of this transaction contemplated hereby and the performance of this Agreement, the Note and the Premium Notes have not and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, bylaws or other agreement or instrument to which Assignee is a party or by which Assignee may be bound or affected;

            (c) there are no actions, suits or proceedings pending or to the knowledge of Assignee threatened against or affecting Assignee;

            (d) Assignee to his knowledge is not in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authority; and


            (e) until such time that the Note and all Premium Notes are repaid in full, Assignee will not further assign his interests, claims, privileges, options and rights in the Policy.

            6. Miscellaneous.

                  (a) No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

                  (b) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto and no


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amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

                  (c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Florida, without regard to the principles of conflicts of laws.

                  (d) Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  (e) Assignment and Delegation of Duties. Assignee shall not assign or delegate its obligations hereunder without the written consent of the Corporation, and any attempt to effect such an assignment or delegation without such written consent shall be in all respects null and void.

                  (f) Article Headings. The article headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

                  (g) Notices. All notices sent pursuant to this Agreement shall be sent via fax transmission and certified mail, return receipt requested, or via a reputable overnight carrier, to the other party at the addresses indicated hereinabove (or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein).

                  (h) Unenforceability; Severability. If any term or condition of this Agreement shall be illegal, invalid or


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unenforceable, all other provisions hereof shall continue in full force and effect as if the illegal, invalid or unenforceable provision was not a part hereof. This Agreement constitutes the entire agreement between the parties and may not be amended, altered or modified unless in writing signed by the parties.

                  (i) Execution of Documents. At any time and from time to time hereafter, the parties hereto will execute and deliver such further conveyances, assignments and other written assurances as shall reasonably be required in order to carry out the transaction contemplated under this Agreement, the Note and the Premium Notes.

            IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first above written.

                              International Baler Corporation

                              By: /s/Morton S. Robson
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                                    Morton S. Robson, Secretary

                              Waste Technology Corp.

                              By: /s/Morton S. Robson
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                                    Morton S. Robson, Executive
                                    Vice-President, Secretary

                                 /s/Ted C. Flood
                                 ---------------------------------------
                                    Ted C. Flood


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